Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No.1 to the Registration Statement on Form S-1 (File No. 333-162470) of our report dated March 26, 2009 relating to the consolidated financial statements of WaferGen Bio-systems, Inc. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ Rowbotham and Company LLP

San Francisco, California
November 2, 2009